FOR IMMEDIATE RELEASE
September 19, 2017

Investor Contact:
Andrew Slabin
Andrew_Slabin@discovery.com
212-548-5544

Jackie Burka
Jackie_Burka@discovery.com
212-548-5642

Media Contact:
Bill Launder
Bill_Launder@discovery.com
212-548-5693

DISCOVERY COMMUNICATIONS TO REPORT THIRD QUARTER 2017 RESULTS ON THURSDAY, NOVEMBER 2

(Silver Spring, Md.) – Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) will report third quarter 2017 results on Thursday, November 2, 2017, at 7:00 a.m. ET.  The company will host a conference call at 8:30 a.m. ET to discuss the results.

To access the conference call in the U.S. dial 1-844-452-2811, or outside of the U.S. dial 1-574-990-9832, and use the following passcode: DISCA. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

Third quarter results and a live audio webcast of the call will be available on Discovery Communications’ website at www.discoverycommunications.com.

A replay of the call will be available beginning approximately two hours after the completion of the call until November 16, 2017. The replay can be accessed by phone in the U.S. at 1-855-859-2056 and outside of the U.S. at 1-404-537-3406 using the following passcode: 86934282. A replay of the audio webcast also will be available in the “Investor Relations” section of the company’s website.

About Discovery Communications:
Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) satisfies curiosity and captivates superfans around the globe with a portfolio of premium nonfiction, lifestyle, sports and kids content brands including Discovery Channel, TLC, Investigation Discovery, Animal Planet, Science and Turbo/Velocity, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. Available in more than 220 countries and territories, Discovery's programming reaches 3 billion cumulative viewers, who together consume 54 billion hours of Discovery content each year. Discovery’s offering extends beyond traditional TV to all screens, including TV Everywhere products such as the GO portfolio and Discovery Kids Play; over-the-top streaming services such as Eurosport Player; digital-first and social video from Group Nine Media; and virtual reality storytelling through Discovery VR. For more information, please visit www.discoverycommunications.com.
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